SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


  File by the Registrant / /

  Filed by a Party other than the Registrant /X/

  Check the appropriate box:

   /X/ Preliminary Proxy Statement

  / / Definitive Proxy Statement

  / / Confidential, For Use of the Commission Only (as permitted by
      Rule 14a-6(e)(2))

  / / Definitive Additional Materials

  / / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

--------------------------------------------------------------------------------
                          NORTHFIELD LABORATORIES INC.
                (Name of Registrant as Specified in Its Charter)

                              C. ROBERT COATES and
                            MANAGEMENT INSIGHTS, INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

  /X/ No fee required

  / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies:

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  (3) Per unit price or other underlying value of transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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  (5) Total fee paid:

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  / / Check box if any part of the fee is offset as  provided  by  Exchange  Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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  (4) Date Filed:

                     PRELIMINARY COPY, SUBJECT TO COMPLETION
                     DEFINITIVE COPY INTENDED TO BE RELEASED
                    TO SECURITY HOLDERS ON SEPTEMBER 8, 2000
        PROXY STATEMENT OF C. ROBERT COATES AND MANAGEMENT INSIGHTS, INC.
                               IN CONNECTION WITH
                      A SHAREHOLDER SOLICITATION REGARDING
            THE ELECTION OF DIRECTORS OF NORTHFIELD LABORATORIES INC.

                                                                 August 29, 2000

C. Robert Coates and Management Insights, Inc. ("The Northfield Shareholder Committee" or the "Committee") furnish this Proxy Statement in connection with the solicitation of proxies for use at the Annual Meeting (the "Annual Meeting") of shareholders of Northfield Laboratories Inc. ("Northfield" or the "Company") to be held at 9:00 a.m. local time on October 12, 2000, at Northfield's corporate headquarters in Evanston, IL, or at any postponement or rescheduling. Copies of the Proxy Statement and form of proxy are being mailed by Mr. Coates and Management Insights, Inc. to shareholders on or about September 8, 2000. The mailing address of the Company's principal executive offices is: Northfield Laboratories Inc., 1560 Sherman Avenue, Suite 1000, Evanston, IL 60201-4800.

The members of the Northfield Shareholder Committee are C. Robert Coates and Management Insights, Inc. Bert R. Williams III, Jerry L. Ruyan, and Christopher
S. Coates (all of whom are candidates for director) may be deemed participants in this solicitation.

Dear Fellow Northfield Shareholder:

The Northfield Shareholder Committee is soliciting your proxies to elect its nominees to the Board of Directors of Northfield Laboratories Inc. The Committee seeks your support because it is concerned about the future of the investment of Northfield shareholders and the capability of the current directors and management to make that investment prosper.


                  REASONS FOR ELECTING THE COMMITTEE'S NOMINEES

Despite the longest bull market in American history, Northfield shareholders over the last five years actually lost money on their investment. Northfield's own proxy admits that, over the 5 year period between May 31, 1995 and May 31, 2000, while $100 invested in the Nasdaq Stock Market Index would be worth $402.10 today and $100 invested in the Nasdaq Pharmaceutical Index would be worth $416.10, that same $100 invested in the stock of Northfield is now worth only $80.90. The Company's Board of Directors, which has a fiduciary duty to maximize shareholder value, has failed.

Now this Board of Directors, not wanting to face its own shareholders, is denying you the right to question them in person at the upcoming Annual Meeting and hold them accountable. In a recent SEC filing, they announced that no questions concerning the Company's progress and prospects would be allowed at the Annual Meeting! You must submit any questions you have seven days in advance and any answers they choose to give will only be broadcast over the Internet or the telephone. YOUR DIRECTORS AND THE MANAGEMENT WHOSE SALARIES YOU PAY WON'T EVEN ADDRESS YOU FACE TO FACE.

   NOW THAT SAME GROUP OF DIRECTORS HAS SENT YOU A WHITE PROXY CARD ASKING YOU
                TO RE-ELECT THEM FOR ANOTHER YEAR OF FRUSTRATION.

Enough is enough!  We have an alternate proposal for you to consider.

Fundamental changes in the way the Company conducts its business are long overdue. The Committee believes that concentration of control in the hands of Chairman and CEO Richard DeWoskin and an entrenched Board of Directors has resulted in policies that depress the potential value of the Company's stock. The Committee also believes that any changes in the Company's policies will require the participation of new directors who are committed to maximizing the Company's value for all shareholders.

To this end, the Committee proposes to elect C. Robert Coates, Bert R. Williams III, Jerry L. Ruyan, and Christopher S. Coates to serve on Northfield's Board of Directors.

These nominees for director offer the fresh perspective, experience and judgment that Northfield shareholders need to enhance the value of their investment. They are fully committed to implementing the corporate governance principles and practices that are fundamental to a publicly held firm- a program that the current Board of Directors has not implemented in over five years as a publicly held company. The days of CEOs operating much like dictators - surrounding themselves with pals, placing them on the board - are over. Our current Board cannot be allowed to operate outside accountability, with complete immunity from commonly accepted criteria for judging their performance. When individuals - be they doctors, coaches, teachers or any other kind of American worker -fail in the performance of their duties they are removed or required to leave.

THAT TIME HAS ARRIVED FOR THIS BOARD.

If elected, our nominees will immediately institute a program of accountability on the part of the company's Chief Executive Officer AND Board of Directors and the establishment of the following benchmarks to evaluate their performance. These will be communicated on a regular basis to investors:

     o RETURN ON INVESTMENT AND MARKET CAPITALIZATION. ROI is a fundamental measurement of a company's performance. Hand-in-glove with this measurement is a company's market capitalization. Questions such as "What is the company's market capitalization compared to competitors?" and "How has its share price performed over the last three to five years?" should be answered. These are not invasive questions, nor should all their answers be proprietary. Rather, they represent need-to-know data, a common denominator for all investors.

     o LEADERSHIP OPENNESS AND INTEGRITY. The Chief Executive Officer should be forthright and make a good faith effort to accurately present the company to its stakeholders, including the company's shareholders, employees, current and potential customers, suppliers and the surrounding community in which it does business. Examples abound in which a company's leadership has been less than candid with its stakeholders, has disseminated inaccurate information, or has hyped the stock for artificial gain. We stand solidly against these practices. Without exception, success in business rests on honesty in business.

     o COMMUNICATION. What is the company's level and quality of communication? Does it respond to inquiries from shareholders, the media, and prospective customers? The best companies communicate frequently and fully through press releases, analyst and investor conferences, meetings with the media and even public speaking. The content of their communication encompasses everything from cash flow and R&D performance to product development reports and personnel changes. Again, we believe it is the leadership's responsibility to get in front of those who have a stake in the company's welfare and talk about how it plans to make good on their investment.

     o INSTITUTIONAL INVESTORS. Institutional investors are often key to a company's success. It's only fair to ask a company how it has cultivated and collaborated with this influential group, whose decision-making power over huge sums of money can go a long way toward helping a company reach its goals. How many institutional investors are behind the company? Who are they and whom do they represent? Most importantly, what are they saying about the company? Along with stock market analysts, their recommendations carry a tremendous amount of weight.

     o STAFF TALENT. Investors deserve to know that the leadership is hiring top-notch people, and that these people are filling jobs that are vital to the company's welfare. For example, in a company devoted to research and development, a vice-president of regulatory affairs is critical. In the biomedical industry, experience and a proven track record of working with the Food & Drug Administration is a must. Further, every company needs a key executive in charge of business development. Experienced in marketing and the building of long-term relationships, this individual should target potential customers in the military, health care and disaster support agencies such as the American Red Cross.

     o ALLIANCES. Finally, no company does business in a vacuum. To assess a company's performance, it is important to understand the alliances and partnerships that it has created to help its product succeed. This is especially true when a product is in the development stage, when the company does not yet have any other demonstrably successful product. Shareholders want to know whom the manufacturer will be, who will distribute it, where the product will be available and how its arrival to market will be communicated. Again, the disclosure of proprietary information is not called for. An explanation of plans to create widespread use of the product is.

ITEM 1: ELECTION OF DIRECTORS

The Committee believes that Mr. Robert Coates, Mr. Williams, Mr. Ruyan, and Mr. Christopher Coates will be the type of independent, effective directors that Northfield needs to protect shareholder interests and increase shareholder value. Each of the Committee's nominees has consented to serve as a director if elected.


                                    NOMINEES

C. ROBERT COATES
Age: 55

For the past twenty years, Mr. Coates has been Chief Executive Officer of Management Insights, Inc., a diversified management consulting, venture capital, and investment firm with offices in Lake Forest, IL, Chicago, IL and Dallas, TX. He maintains homes both in Lake Forest and Dallas. Mr. Coates earned a Bachelor of Arts Degree in Economics with Distinction from the University of Virginia, MBA in Finance from the University of Chicago and Ph.D. in Finance, Economics and Accounting from the University of Chicago. Mr. Coates served on the Board of Directors of Inprise Corporation, a publicly traded company, from June 1999 to February 2000. He was not a member of that Board's compensation committee.

BERT R. WILLIAMS III
Age: 43

Since November 1993, Bert R. Williams III has been President of Immuno Concepts N.A. Ltd., a leading manufacturer and worldwide distributor of medical diagnostic kits. He is responsible for production, marketing, technical support and operations. He implemented the program that achieved ISO 9001 certification at Immuno Concepts.

Mr. Williams has also served as Director of Marketing at Immuno Concepts since 1985. In that role, he has been responsible for strategic marketing development and direction, nationally and internationally. He expanded international market penetration from four countries to over sixty. His duties include responsibility for full-scope marketing, product pricing, campaign development, sales training, advertising, collateral materials design and production, and technical workshops.

Mr. Williams holds a Bachelor of Science degree from Wayne State University and an MBA from Marquette University. He also serves as a Director of the Intestinal Health Institute, a Dallas-based non-profit organization, and has been an Adjunct Professor at the University of Dallas' Graduate School of Management since 1996. Mr. Williams is co-patent holder of patent #5490830 covering the innovative design of a biohazard centrifuge.

JERRY L. RUYAN
Age: 54

Jerry L. Ruyan has been Chairman and Chief Executive Officer of publicly traded Hemagen Diagnostics, Inc. since October 1999. Prior to that, he co-founded Redwood Holdings, Inc., a privately held venture capital firm. He co-founded Meridian Diagnostics, Inc., a public company that develops diagnostic test products for the global medical industry, in 1977 and served as its CEO from 1990 through 1992. He served as a Director of Meridian from March 1977 to July 1999, when he became part of a consent solicitation to change the board of Hemagen Diagnostics, Inc. He has served on the board of Meritage Hospitality Group, Inc., a publicly traded company, since October 1996. He served on the board of PopMail.com Inc, a publicly traded company, from October 1998 through April 2000. He has not served on the Compensation Committee of any boards.

He also serves on the boards for Schonstedt Instrument Company and The Last Best Place Catalog Company, both private companies, and is a Trustee for Ashland University. Mr. Ruyan earned a B.S. degree in Biology from Ashland University and a Master's Degree in Microbiology from Ohio State University.

CHRISTOPHER S. COATES
Age: 46

Since May 1993 Christopher S. Coates has been President and CEO of Ahlstrom Technical Specialties LLC, a $32 million, 120-employee manufacturer of laboratory and process filtration products used for blood and pharmaceutical purification techniques. His responsibilities include strategic planning, management of R&D, production, and sales functions, budgeting and financial management, and identification and negotiation of acquisitions.

From 1991 to 1993, Mr. Coates served as the company's Vice-President of Sales and Marketing in the scientific, industrial, and non-woven sectors. His duties included pricing strategy, key account development, managing inside and outside sales professionals, and development of forecasts and long term planning. Prior to that he was the Director of Marketing for five years, launching new products and creating an international distribution network.

Mr. Coates previously served in several sales and marketing capacities in the analytical, healthcare, and bioscience markets. He holds a B.A. in Chemistry and Business from Shippensburg University and has completed the Executive Development Program at the INSEAD in Paris, France.


                            SHARES OWNED BY NOMINEES
The table below shows the amount of Northfield's outstanding common stock beneficially owned by the Committee's nominees.

                                            AMOUNT AND NATURE           PERCENT
                                            OF BENEFICIAL               OF
NAME AND ADDRESS                            OWNERSHIP                   CLASS

================================================================================
 C. Robert Coates (1)                       647,550       (2)           4.5%



Bert R. Williams III (3)                    0                          --




Jerry L. Ruyan (4)                          0                          --

Christopher S. Coates (5) (6)               0                          --



(1) Mr. Robert Coates' main business address is: 14755 Preston Road, Suite 525, Dallas TX 75240.

(2) 10,000 shares are held by Mr. Robert Coates in his own name; 357,800 shares are personally held in street name, 282,000 shares are held in street name by Management Insights, Inc. and 1,75 shares are held in street name by Mr. Coates son, a minor. Mr. Coates is a director of a not-for-profit foundation which owns 5,000 shares.

(3) Mr. William's business address is Immuno Concepts, 9779 Business Park Drive, Sacramento, CA 95827

(4) Mr. Ruyan's business address is Hemagen Diagnostics, Inc, 34-40 Bear Hill Road, Waltham, MA 02451.

(5) Mr. Christopher Coates' business address is: Ahlstrom Technical Specialties LLC, 122 West Butler Street, Mount Holly Springs, PA 17065.

(6)  Mr. Christopher S. Coates and Mr. C. Robert Coates are brothers.


The following table shows the purchases and sales of Northfield stock held beneficially and directly by Mr. Robert Coates:

                   MANAGEMENT INSIGHTS, INC.
        Shares of
        Northfield
        Common Stock  Action     Price            Date

           5,000       Buy        13 15/16         5/27/98
           2,000       Buy        15 3/8           6/5/98
          30,000       Buy        17 1/2           7/15/98
          20,000       Buy        17               7/15/98
          10,000       Buy        15 5/8           7/28/98
          14,000       Buy        13               8/21/98
           1,000       Buy        12 3/4           8/21/98
          75,000       Buy        13               8/24/98
           5,000       Buy        12 15/16         8/24/98
          20,000       Buy        13               8/24/98
          15,000       Buy        12 1/2           8/26/98
          85,000       Buy        12 5/8           8/26/98


                       C. ROBERT COATES
        Shares of
        Northfield
        Common Stock  Action     Price            Date

           5,000       Buy        15               6/12/98
          10,000       Buy        14 3/8           6/15/98
          10,000       Buy        14  7/16         6/15/98
           6,000       Buy        14  3/16         6/15/98
             200       Buy        14  5/16         6/16/98
          10,000       Buy        14 1/2           6/17/98
          10,000       Buy        14 3/8           6/18/98
          10,000       Buy        14 1/2           6/18/98

          10,000       Buy        14 1/8           6/19/98
           3,500       Buy        14  5/16         6/23/98
           2,000       Buy        14  5/16         6/24/98
           1,000       Buy        14 3/8           6/25/98
           1,100       Buy        14 1/2           6/26/98
           9,900       Buy        14 7/8           6/26/98
          10,000       Buy        15               6/29/98
           5,200       Buy        14 7/8           6/30/98
          10,000       Buy        15               7/1/98
           3,000       Buy        14 7/8           7/1/98
           6,600       Buy        14 5/8           7/2/98
           2,000       Buy        15 3/8           7/7/98
           2,500       Buy        15 3/8           7/9/98
           2,500       Buy        16               7/13/98
          10,000       Buy        16 1/2           7/14/98
           5,000       Buy        16 3/4           7/14/98
           3,600       Buy        16 3/4           8/4/98
         115,000       Buy        17.207           8/6/98
          65,000       Buy        17.289           8/7/98
          50,000       Buy        16 7/8           8/10/98
          13,900       Buy        17               8/10/98
          10,000       Sell       15 1/2           1/6/99
          10,000       Sell       15 3/8           1/6/99
           2,000       Sell       14  1/16         9/8/99
           1,000       Sell       14               9/8/99
             300       Sell       21               1/24/00
           1,000       Sell       21               1/24/00
             300       Sell       21               1/24/00
             100       Sell       21               1/24/00
             100       Sell       21               1/24/00
             400       Sell       21               1/24/00
             100       Sell       21               1/24/00
           1,000       Sell       21               1/24/00
             100       Sell       21               1/24/00
             100       Sell       21  3/16         1/24/00
           1,000       Sell       21 3/4           1/24/00
             100       Sell       21 3/4           1/24/00
             100       Sell       21 3/4           1/24/00
             425       Sell       21               1/24/00
             100       Sell       21               1/24/00
             175       Sell       21               1/24/00
             300       Sell       21               1/24/00
             100       Sell       21               1/24/00
             100       Sell       21               1/24/00
             500       Sell       21               1/24/00
           1,300       Sell       21               1/24/00
             100       Sell       21               1/24/00
             400       Sell       21               1/24/00
             500       Sell       21               1/24/00
           1,300       Sell       21               1/24/00
             100       Sell       21               1/24/00
             100       Sell       21               1/24/00
             800       Sell       21               1/24/00
             100       Sell       21               1/24/00
             100       Sell       21               1/25/00

                   SPENCER COATES, MINOR SON
        Shares of
        Northfield
        Common Stock  Action     Price            Date

             700       Buy        13 1/2           6/6/00
             450       Buy        13 5/8           6/6/00
             300       Buy        13  7/16         6/6/00
             300       Buy        12 5/8           6/6/00


                     NON-PROFIT FOUNDATION
        Shares of
        Northfield
        Common Stock  Action     Price            Date

                200    Buy        12 3/8           6/19/00
                300    Buy        12 7/16          6/20/00
                300    Buy        12 3/8           6/20/00
                300    Buy        12 7/16          6/20/00
                300    Buy        12 7/16          6/20/00
                300    Buy        12 7/16          6/20/00
                200    Buy        12 7/16          6/20/00
                200    Buy        12 3/8           6/20/00
                200    Buy        12 7/16          6/20/00
                300    Buy        12 3/8           6/21/00
                300    Buy        12 1/2           6/21/00
                300    Buy        12 1/2           6/21/00
                300    Buy        12 1/2           6/21/00
                300    Buy        12 1/2           6/21/00
                300    Buy        12 1/2           6/21/00
                300    Buy        12 1/2           6/21/00
                200    Buy        12 3/8           6/21/00
                200    Buy        12 5/8           6/21/00
                200    Buy        12 5/8           6/21/00

Except as described above, none of the Committee's nominees have purchased or sold Northfield securities within the past two years.


                      SHARES OWNED BY CERTAIN SHAREHOLDERS
According to the Company's Proxy Statement, filed August 18, 2000, two entities each beneficially owned more than five percent of Northfield's outstanding common stock. The Committee knows of no other shareholder who beneficially owns more than 5 percent of Northfield's outstanding common stock.


                                                                     PERCENTAGE
                                                     NUMBER         BENEFICIALLY
                    NAME OF STOCKHOLDER             OF SHARES         OWNED(1)
                    -------------------             ---------       ------------

Richard E. DeWoskin...............................    717,715(2)        5.0%
Bruce S. Chelberg.................................  1,502,345(3)       10.5%
  c/o Whitman Corporation
  III Crossroad of Commerce
  3501 Algonquin Road
  Rolling Meadows, Illinois 60008
Whitman Corporation...............................  1,502,345          10.5%

  III Crossroads of Commerce
  3501 Algonquin Road
  Rolling Meadows, Illinois 60008



 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to stock options and warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding the options and the percentage ownership of any group of which the holder is a member, but are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

 (2) Includes 75,000 shares of common stock which Mr. DeWoskin is entitled to acquire pursuant to stock options currently exercisable or exercisable within 60 days. Does not include 40,000 shares acquirable pursuant to stock options not currently exercisable or exercisable within 60 days.

 (3) Includes shares of common stock held by Whitman Corporation. Mr. Chelberg is the Chairman and Chief Executive Officer of Whitman Corporation. Under the rules and regulations of the Securities and Exchange Commission, Mr. Chelberg may be deemed a beneficial owner of the stock held by Whitman Corporation. Mr. Chelberg disclaims beneficial ownership of the stock held by Whitman Corporation.



                                LEGAL PROCEEDINGS
There are no material pending legal proceedings in which any of the nominees or any other participant or any of their respective associates is a party adverse to Northfield or any of its affiliates or in which any of the nominees or any other participant or any of their respective associates has an interest adverse to Northfield or any of its affiliates.


ITEM 2. APPROVAL OF SELECTION OF INDEPENDENT AUDITORS

 The Company's Board of Directors has selected KPMG LLP as Northfield's independent auditors for the fiscal year ending May 31, 2001, and has further directed that the selection of independent auditors be submitted for approval by the stockholders at the annual meeting.

Representatives of KPMG LLP will be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.


                           VOTING AND PROXY PROCEDURES
The Company's Board of Directors has fixed the close of business on August 14, 2000 as the record date for determining the shareholders of the Company entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. Only shareholders of record as of August 14, 2000 are entitled to vote at the Annual Meeting. At each Annual Meeting, shareholders elect all the members of the Board of Directors.

Based on publicly available information, the Committee believes that the only outstanding class of securities of Northfield Laboratories Inc. is shares of Northfield's common stock. According to Northfield's Proxy Statement, as of the record date, there were 14,242,375 shares of Northfield common stock issued and outstanding.

Election of each nominee by the shareholders requires the affirmative vote of a majority of the votes cast by holders of shares entitled to vote in the election at the Annual Meeting, provided that a quorum is present. A vote to withhold authority for a nominee will count as a vote against that nominee. Unless marked to the contrary, proxies returned to the Committee will be voted "FOR" the election of each of the Committee's nominees at the Annual Meeting. Votes may not be cumulated.

According to the Company's proxy, if any nominee for director fails to receive the affirmative vote of a majority of the votes cast at the annual meeting, the majority of the directors then in office will be entitled under the Company's certificate of incorporation and bylaws to fill the resulting vacancy in the board of directors. Each director chosen in this manner will hold office for a term expiring at the Company's next annual meeting of stockholders.

Any shareholder executing a proxy has the power to revoke it at any time before it is voted. A proxy may be revoked by filing with the Secretary of the Company a written notice of revocation, by delivering a duly executed proxy bearing a later date or by attending the Annual Meeting and/or by voting in person. If you have already executed the Company's proxy card, you may revoke that proxy by executing the enclosed BLUE proxy card and returning it to the Committee.

The Committee urges all shareholders to attend the Annual Meeting in person. If you are unable to attend in person and wish to have your shares voted, please sign and date the enclosed BLUE proxy card, and return it in the postage-paid envelope as promptly as possible. By returning the enclosed BLUE proxy card, shareholders will be able to vote on the nomination of C. Robert Coates, Bert R. Williams III, Jerry L. Ruyan, and Christopher S. Coates.

PLEASE SIGN, DATE AND RETURN TODAY THE ENCLOSED BLUE PROXY CARD TO:
The Northfield Shareholder Committee
c/o Beacon Hill Partners
90 Broad Street
New York, NY 10004

If any of the Committee's nominees become unavailable, the proxies received by the Committee will be voted for the remaining nominees or for a substitute nominee selected by the Committee.

PLEASE VOTE TO ELECT THE COMMITTEE'S NOMINEES-- C. ROBERT COATES, BERT R. WILLIAMS III, JERRY L. RUYAN, AND CHRISTOPHER S. COATES.


                            SOLICITATION INFORMATION
The Committee has retained Beacon Hill Partners for solicitation and advisory services in connection with this solicitation. Under the agreement with Beacon Hill Partners, Beacon Hill will receive a fee estimated not to exceed $75,000, plus reimbursement for its reasonable out-of-pocket expenses. C. Robert Coates has agreed to indemnify Beacon Hill against certain liabilities and expenses. Beacon Hill Partners may employ up to 25 to 30 people in connection with the solicitation of proxies for the Annual Meeting. Proxies will be solicited by mail, courier services, Internet, advertising, telephone or telecopier or in person. The Committee also intends to use agents and employees of Management Insights, Inc., without compensation, to solicit proxies by telephone, mail, or in person.

The Committee is bearing the costs of this solicitation. The total expenditures to date in preparation for the solicitation of shareholders are approximately $25,000. The Committee expects the total expenditures for this solicitation to be approximately $250,000. The Committee currently intends to seek reimbursement from Northfield for the reasonable expenses in connection with this solicitation but do not expect to submit the matter to a vote of security holders, unless required by law.


                    OTHER MATTERS AND ADDITIONAL INFORMATION
Except as described above, none of the nominees or any other participant or any associate of the nominees, directly or indirectly owns any securities of Northfield or any subsidiary of Northfield beneficially or of record, has the right to acquire beneficial ownership within 60 days, or has purchased or sold such securities within the past two years.

Except as described above, none of the nominees or any other participant has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting, except for the election of directors.

No part of the purchase price of any of the shares of common stock beneficially owned by any of the nominees or any other participant is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

None of the nominees or any other participant is, or within the past year has been, a party to any contract, arrangement or understanding with any person with respect to any securities of Northfield.

None of the nominees has engaged in any transaction or series of transactions since the beginning of Northfield's last fiscal year or has currently proposed any transaction, to which Northfield or any of its subsidiaries is a party, where the amount involved was in excess of $60,000.

None of the nominees has been indebted to Northfield or any of its subsidiaries at any time since the beginning of Northfield's last fiscal year.

None of the nominees or any other participant or any associate of the nominees, has any arrangement or understanding with any person (A) with respect to any future employment by Northfield or (B) with respect to any future transactions to which Northfield or any of the affiliates will or may be a party.

None of the nominees or any other participant holds any position or office with Northfield or any parent, subsidiary, or affiliate of Northfield, and none of the nominees or any other participant has ever served as a director of Northfield or any parent, subsidiary, or affiliate of Northfield. Management Insights, Inc. is not an affiliate of Northfield Laboratories, Inc.

Except as described above, none of the nominees or any other participant has any family relationship, by blood, marriage, or adoption, to any director, executive officer, or person nominated or chosen by Northfield to become a director or executive officer of Northfield. During the last three fiscal years, no compensation was awarded to, earned by, or paid to any of the nominees or any other participant by any person for any services rendered in any capacity to Northfield or its subsidiaries.

Aside from the formation of the Committee by C. Robert Coates, none of the nominees or any other participant has any arrangement or understanding with any nominee or any other person pursuant to which the nominations were made, other than each nominee's agreement to be nominated and to serve as a director if elected.

The Committee is not aware of any business other than as set forth in this Proxy Statement and Northfield's proxy materials that will be presented at the Annual Meeting. Should other proposals be brought before the Annual Meeting, the persons named as proxies on the enclosed BLUE proxy card will vote on such matters at their discretion.

The information concerning Northfield contained in this Proxy Statement has been taken from, and is based upon, publicly available information.


                 PROCEDURE FOR SUBMITTING STOCKHOLDER PROPOSALS
The Company's proxy statement indicates that stockholders may present proper proposals for inclusion in Northfield's proxy statement and for consideration at the next annual meeting of the Company's stockholders by submitting their proposals to the Company in a timely manner. In order to be included in the Company's proxy statement for its next annual meeting, stockholder proposals must be received by the Company no later than April 20, 2001, and must otherwise comply with the requirements of the applicable rules of the Securities and Exchange Commission. In addition, the Company's bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in our proxy statement, to be brought before any annual meeting of stockholders. In general, notice must be received by the Company's corporate secretary not less than 60 days nor more than 90 days prior to the date of the annual meeting, except if less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to our stockholders, in which event notice by the stockholders to be timely must be received no later than the close of business on the tenth day following the date on which notice of the date of the annual meeting was mailed or public disclosure was made. It is currently expected that the 2001 annual meeting of stockholders will be held on or about October 11, 2001. Therefore, the deadline for timely submission of a stockholder proposal for consideration at the 2001 annual meeting is currently expected to be August 12, 2001.

All notice of proposals by stockholders, whether or not to be included in the Company's proxy materials, should be sent to Northfield Laboratories Inc., 1560 Sherman Avenue, Suite 1000, Evanston, Illinois 60201-4800, Attention: Corporate Secretary.

================================================================================
                                    IMPORTANT
Your vote is important. No matter how many shares you own, please give us your proxy FOR the election of the Committee's nominees by taking the following steps:

    1. SIGN the enclosed BLUE proxy card;

    2. DATE the enclosed BLUE proxy card;

    3. MAIL the enclosed BLUE proxy card TODAY in the envelope provided (no postage is necessary if mailed in the United States); or

    4. CONTACT your broker and instruct the broker to execute a BLUE proxy card FOR the election of the Committee's nominees.

If any of your shares are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such shares and only upon receipt of your specific instructions. Accordingly, the Committee recommends that you return the BLUE proxy card provided by your broker or contact the person responsible for your account and instruct that person to execute the BLUE proxy card representing your shares.

If you have any questions or require additional information, please contact The Northfield Shareholder Committee, c/o Beacon Hill Partners, 90 Broad Street, New York, NY 10004. You can also contact Beacon Hill Partners by calling toll free 1(800) 755-5501, or by e-mail at: proxy@bhpweb.com

     PLEASE VOTE FOR C. ROBERT COATES, BERT R. WILLIAMS III, JERRY L. RUYAN, AND CHRISTOPHER S. COATES.

                                              Sincerely,

                                              C. Robert Coates and
                                              Management Insights, Inc.



================================================================================

    DEFINITIVE COPY INTENDED TO BE RELEASED
    TO SECURITY HOLDERS ON SEPTEMBER 8, 2000

    NORTHFIELD LABORATORIES INC.
    2000 ANNUAL MEETING OF SHAREHOLDERS
    THIS PROXY IS SOLICITED BY C.ROBERT COATES AND MANAGEMENT INSIGHTS, INC.

    The undersigned hereby appoints C. Robert Coates and Bert R. Williams III, as attorneys and agents with full power of substitution as proxy of the undersigned at the 2000 Annual Meeting of Shareholders of Northfield Laboratories Inc. ("Northfield" or the "Company"), to be held at 9:00 a.m. local time on October 12, 2000, at the Company's corporate headquarters, 1560 Sherman Avenue, Suite 1000, Evanston, IL 60201-4800, or at any postponement or rescheduling, and to vote all shares of common stock of Northfield Laboratories Inc,, that the undersigned would be entitled to vote if personally present. The undersigned hereby revokes any previous proxies with respect to the matters covered by this proxy.

    VOTING

    [X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

ITEM 1:
    THE NORTHFIELD SHAREHOLDER COMMITTEE RECOMMENDS VOTING FOR C. ROBERT COATES, BERT R. WILLIAMS III, JERRY L. RUYAN, AND CHRISTOPHER S. COATES TO SERVE AS DIRECTORS.



C. Robert Coates   Bert R. Williams III   Jerry L. Ruyan   Christopher S. Coates

[ ] Vote For All Nominees   [ ] Withhold Authority to Vote for    [ ] Exceptions
                            All Nominees


       (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND STRIKE A LINE THROUGH THAT NOMINEE'S NAME.)

       THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED HEREIN. WHERE NO VOTING INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR C.ROBERT COATES, BERT R. WILLIAMS III, JERRY L. RUYAN, AND CHRISTOPHER S. COATES.

ITEM 2:
       THE NORTHFIELD SHAREHOLDER COMMITTEE RECOMMENDS VOTING TO APPROVE THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS OF THE COMPANY TO SERVE FOR THE COMPANY'S 2001 FISCAL YEAR.

       [  ] FOR                   [  ] AGAINST                      [  ] ABSTAIN


       In their discretion, C. Robert Coates and Bert R. Williams III are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment, postponement or rescheduling, about which the shareholders were not made aware within a reasonable time before this solicitation.

       Please date and sign this proxy exactly as your name appears hereon:


                                                Dated: ___________________, 2000


================================================================================
                                   (Signature)


================================================================================
                          (Signature, if held jointly)

================================================================================
                                     (Title)

                                        When  shares are held by joint  tenants,
                                        both  should   sign.   When  signing  as
                                        attorney-in-fact,              executor,
                                        administrator,     trustee,    guardian,
                                        corporate  officer  or  partner,  please
                                        give   full   title   as   such.   If  a
                                        corporation,  please  sign in  corporate
                                        name by  President  or other  authorized
                                        officer.  If a partnership,  please sign
                                        in   partnership   name  by   authorized
                                        person.

       PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE
                          ENCLOSED ENVELOPE PROVIDED.